UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 12, 2005

Apollo Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Item 8.01. Other Events

The following press release was issued by Apollo Investment Corporation on October 12, 2005:

APOLLO INVESTMENT CORPORATION

SCHEDULES SECOND FISCAL QUARTER EARNINGS RELEASE

FOR THE PERIOD ENDED SEPTEMBER 30, 2005

New York, NY – October 12, 2005 – Apollo Investment Corporation (NASDAQ: AINV) announced today that it will report second fiscal quarter earnings for the period ended September 30, 2005 on Thursday, November 3, 2005 after the close of the financial markets.

The company will also host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 4, 2005 to discuss its second fiscal quarter financial results. All interested parties are welcome to participate. You can access the conference call by dialing

(877) 780-2271 approximately 5-10 minutes prior to the call. International callers should dial (973) 582-2773. All callers should reference “Apollo Investment Corporation”. An archived replay of the call will be available through November 18, 2005 by calling (877) 519-4471. International callers please dial (973) 341-3080. For all replays, please reference pin # 6594289.

About Apollo Investment Corporation

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies. From time to time, the Company invests in public companies that are not thinly traded. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212.515.3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)
By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	October 12, 2005